Exhibit 10.7
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                      Consulting Agreement for Derek Herman

                          CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (the "Agreement") is entered into this 10th day of February, 2006 by and between Derek Herman (hereinafter referred to as, "Consultant"), and Vocalscape Networks, Inc., (hereinafter referred to as, "Client"), a Nevada corporation, (collectively referred to as the "Parties") with reference to the following:

Preliminary Statement: The Client desires to be assured of the association and services of the Consultant in order to avail itself of the Consultant's experience, skills, abilities, knowledge, and background to facilitate business activities and is therefore willing to engage Consultant upon the terms and conditions set forth herein. Consultant desires to be assured, and Client desires to assure Consultant, that, if Consultant associates with Client and allocates its resources necessary to provide Client with its consulting services, Consultant will be paid the consideration described herein and said consideration will be nonrefundable, regardless of the circumstances.

Consultant agrees to be engaged and retained by Client and upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Engagement. Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become a VoIP network and business advisor to Client and to render such advice, consultation, information, and services to the Directors and/or Officers of Client regarding general business matters including, but not limited to the following:

      a.    Development, planning and implementation of VoIP terminal adapters

      b.    Development of reseller network for VoIP infrastructure products.

2. Compensation to Consultant. As express consideration for Consultant entering into this Agreement, the Client shall, provided it has the funds pay to Consultant, pay a retainer of $50,000. If funds are not available for such retainer, then Client shall cause 50,000 shares of its common stock, fully paid and non-assessable, to be issued to Consultant. All certificates representing shares of common stock shall bear on the face thereof substantially the following legend, insofar as is consistent with Delaware and U.S. Securities law:

         "The shares of Common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act or an opinion of counsel to the company is obtained stating that such disposition is in compliance with an available exemption from such registration."

      Payment for retainer shall be issued and delivered to Consultant within ten (10) days of Agreement.

      NOTE: CLIENT EXPRESSLY AGREES THAT THE ENGAGEMENT FEE IS DEEMED EARNED UPON DEIVERY OF SERVICES DURING THE TERM OF THIS AGREEMENT AND IS THEREAFTER NONREFUNDABLE AND NON-CANCELABLE. CONSULTANT SHALL HAVE NO OBLIGATION TO PERFORM ANY DUTIES PROVIDED FOR HEREIN IF FULL PAYMENT OF THE ENGAGEMENT FEE IS NOT RECEIVED BY CONSULTANT WITHIN THE TIME DESCRIBED HEREIN THIS SECTION 2.

3. Expenses. Client shall reimburse Consultant for reasonable expenses incurred in performing its duties pursuant to this Agreement (including printing, postage, express mail, photo reproduction, travel, lodging, and long distance telephone and facsimile charges); provided, however, that for any expenses over $100, Consultant must receive prior written approval from Client. Such reimbursement shall be payable within seven days after Client's receipt of Consultant's invoice.

4. Additional Fees. Client and Consultant shall mutually agree upon any additional fees that Client may pay in the future for services rendered by Consultant under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof as Exhibits beginning with Exhibit A.

5. Indemnification. The Client agrees to indemnify and hold harmless Consultant against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property, arising out of any act, failure to act, neglect, any untrue or alleged untrue statement of a material fact or failure to state a material fact which thereby makes a statement false or misleading, or any breach of any material representation, warranty or covenant by Client or any of its agents, employees, or other representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own willful act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

6.    Confidentiality.

      a. Consultant and Client each agree to keep confidential and provide reasonable security measures to keep confidential information where release may be detrimental to their respective business interests. Consultant and Client shall each require their employees, agents, affiliates, other licensees, and others who will have access to the information through Consultant and Client respectively, to first enter appropriate non-disclosure Agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

      b. Consultant will not, either during its engagement by the Client pursuant to this Agreement or at any time thereafter, disclose, use or make known for its or another's benefit any confidential information, knowledge, or data of the Client or any of its affiliates in any way acquired or used by Consultant during its engagement by the Client. Confidential information, knowledge or data of the Client and its affiliates shall not include any information that is, or becomes generally available to the public other than as a result of a disclosure by Consultant or its representatives.

7.    Miscellaneous Provisions.

      a. Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of Consultant and Client.

      b. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The obligations of either party hereunder cannot be assigned without the express written consent of the other party.

      c. Governing Law; Venue. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict of law doctrine. Client and Consultant agree that if any action is instituted to enforce or interpret any provision of this Agreement, the jurisdiction and venue shall be the City of Carson City, Nevada.

      d. Attorneys' Fees and Costs. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

      e. Survivability. If any part of this Agreement is found, or deemed by a court of competent jurisdiction, to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement.

      f. Facsimile Signatures. The Parties hereto agree that this Agreement may be executed by facsimile signatures and such signature shall be deemed originals. The Parties further agree that within ten (10) days following the execution of this Agreement, they shall exchange original signature pages.

8. Arbitration. All disputes, controversies, or differences between Client, Consultant, or any of their officers, directors, legal representatives, attorneys, accountants, agents or employees, or any customer or other person or entity, arising out of, in conjunction with or a result of this agreement, shall be resolved through arbitration rather than through litigation with respect to the arbitration of any dispute, the undersigned hereby acknowledge and agree that:

      a.    Arbitration is final and binding on the Parties;

      b. The Parties are waiving their right to seek remedy in court, including their right to jury trial;

      c. Pre-arbitration discovery is generally more limited and different from court proceeding;

      d. The arbitrator's award is not required to include factual findings or legal reasoning and any Party's right of appeal or to seek modification of ruling by the arbitrators is strictly limited;

      e. This arbitration provision is specifically intended to include any and all statutory claims which might be asserted by any Party;

      f. Each Party hereby agrees to submit the dispute for resolution to the American Arbitration Association, in Carson City, Nevada within five
            (5) days after receiving a written request to do so from the other party;

      g. If either Party fails to submit the dispute to arbitration on request, then the requesting Party may commence an arbitration proceeding, but is under no obligation to do so;

      h. Any hearing scheduled after an arbitrator is initiated shall take place in the city of Carson City Nevada;

      i. If either Party shall institute any court proceeding in an effort to resist arbitration and be unsuccessful in resisting arbitration or shall unsuccessfully contest the jurisdiction of any arbitration forum located in the city of Carson City Nevada, over any matter which is the subject of this agreement, the prevailing Party shall be entitles to recover from the losing Party its legal fees and any out-of-pocket expenses incurred in connection with the defense of such legal proceeding or its efforts to enforce its rights to arbitration as provided for herein;

      j. The Parties shall accept the decision of any award as being final and conclusive and agree to abide thereby;

      k. Any decision may be filed with any court as a basis for judgment and execution for collection.

9. Term/Termination. This Agreement is an agreement for the term of (12) months ending January 10th, 2007 and is effective as of the date first written above.

10. Representations, Warrants and Covenants. The Client represents, warrants and covenants to the Consultant as follows:

      a. The Client has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by the Client and its delivery to the Consultant, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Client's Board of Directors and no further authorization shall be necessary on the part of the Client for the performance and consummation by the Client of the transactions which are contemplated by this Agreement.

      b. The business and operations of the Client have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Client or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Client or cause acceleration under any arrangement, agreement or other instrument to which the Client is a party or by which any of its assets are bound. The Client has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

11. Notices. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and First Class mail; or (ii) overnight delivery with confirmation of delivery; or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

If to the Client:
Attn: Mr. Ron McIntyre
Vocalscape Networks, Inc.
Suite 305 1847 Broadway
Vancouver, B.C. V6J 1Y6 Canada
Facsimile No.: (604) 696-6315


If to the Consultant:

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Fax: 604 656-6482

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and other methods of sending notice are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.

12. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Preliminary Statement. The Preliminary Statement is incorporated herein by this reference and made a material part of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

CONSULTANT:

/s/ Derek Herman
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Name: Derek Herman
Date: February 10, 2006


CLIENT:

/s/ Ron McIntyre
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Vocalscape Networks, Inc.
Ron McIntyre,
Its: President
Date: February 10, 2006